Exhibit 10.85

CHORDIANT SOFTWARE, INC.

AMENDED AND RESTATED 1999 NON-EMPLOYEE

DIRECTORS’ STOCK OPTION PLAN

Amended by the Board of Directors:  December 11, 2007

Approved by Stockholders: February 1, 2008

Amended by the Board of Directors:  November 19, 2008

Effective Date: Date of Initial Public Offering

Termination Date: None

1. PURPOSES.

(A) Eligible Award Recipients.  The persons eligible to receive Awards are the Non-Employee Directors of the Company.

(B) Available Awards.  The purpose of the Plan is to provide a means by which Non-Employee Directors may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Nonstatutory Stock Options, Restricted Stock Awards, and Restricted Stock Unit Awards.

(C) General Purpose.  The Company, by means of the Plan, seeks to retain the services of its Non-Employee Directors, to secure and retain the services of new Non-Employee Directors and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2. DEFINITIONS.

(A) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(B) “Annual Grant” means an Award granted annually to eligible Non-Employee Directors pursuant to subsection 6(b) of the Plan.

(C) “Annual Meeting” means the annual meeting of the stockholders of the Company.

       (D) “Award” means an Option, Restricted Stock Award or Restricted Stock Unit Award.

       (E) “Award Agreement” means an Option Agreement, a Restricted Stock Award Agreement or a Restricted Stock Unit Award Agreement.

(F) “Board” means the Board of Directors of the Company.

(G) “Code” means the Internal Revenue Code of 1986, as amended.

(H) “Common Stock” means the common stock of the Company.

(I) “Company” means Chordiant Software, Inc., a Delaware corporation.

(J) “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate.  However, the term “Consultant” shall not include either Directors of the Company who are not compensated by the Company for their services as Directors or Directors of the Company who are merely paid a director’s fee by the Company for their services as Directors.

(K) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated.  The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which he or she renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which he or she renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service.  For example, a change in status from a Non-Employee Director of the Company to a Consultant of an Affiliate or an Employee of the Company will not constitute an interruption of Continuous Service.  The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(L) “Director” means a member of the Board of Directors of the Company.

(M) “Disability” means the inability of a person, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of that person’s position with the Company or an Affiliate of the Company because of the sickness or injury of the person.

(N) “Employee” means any person employed by the Company or an Affiliate.  Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(O) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(P) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of grant, or if the date of grant is not a trading day, then on the last market trading day prior to the day of grant, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(Q) “Initial Grant” means an Award granted to an eligible Non-Employee Director pursuant to subsection 6(a) of the Plan.

(R) “Non-Employee Director” means a Director who is not an Employee.

(S) “Nonstatutory Stock Option” means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(T) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(U) “Option” means a Nonstatutory Stock Option granted pursuant to the Plan.

(V) “Option Agreement” means a written agreement between the Company and an Participant evidencing the terms and conditions of an individual Option grant.  Each Option Agreement shall be subject to the terms and conditions of the Plan.

(W) “Participant” means a person to whom an Award is granted pursuant to the Plan.

(X) “Plan” means this Chordiant Software, Inc. Amended and Restated 1999 Non-Employee Directors’ Stock Option Plan.

       (Y) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of the Plan.

      (Z) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award.  Each such Award Agreement shall be subject to the terms and conditions of the Plan.

      (AA) “Restricted Stock Unit Award” means a bookkeeping entry where each unit represents the opportunity to vest in and be issued one share of Common Stock, which right is granted pursuant to the terms and conditions of the Plan.

      (BB) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award.  Each such Award Agreement shall be subject to the terms and conditions of the Plan.

(CC) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(DD) “Securities Act” means the Securities Act of 1933, as amended.

(EE) “Unforeseeable Emergency” means a severe financial hardship to the Participant after the vesting of the shares under the Award, which hardship results from (1) an illness or accident of the Participant or his or her  spouse, registered domestic partner, parent or child; (2) loss of the Participant’s property due to casualty (including the need to rebuild the Participant’s primary residence following damage to the home not otherwise covered by insurance); or (3) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

3. ADMINISTRATION.

(A) Administration by Board.  The Board shall administer the Plan.  The Board may not delegate administration of the Plan to a committee.

(B) Powers of Board.  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine the provisions of each Award to the extent not specified in the Plan.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or an Award as provided in Section 12.

(iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

(C) Effect of Board’s Decision.  All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4. SHARES SUBJECT TO THE PLAN.

(A) Share Reserve.  Subject to the provisions of Section 11 relating to adjustments upon changes in the Common Stock, the Common Stock that may be issued pursuant to Awards shall not exceed in the aggregate 463,000 (four hundred sixty three thousand) shares of Common Stock.

(B) Reversion of Shares to the Share Reserve.  If any Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Award shall revert to and again become available for issuance under the Plan.  If the Company repurchases (or reacquires upon a failure to vest) any unvested shares of Common Stock issued under an Award, such shares of Common Stock shall revert to and again become available for issuance under the Plan.

(C) Source of Shares.  The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5. ELIGIBILITY.

The Awards as set forth in section 6 automatically shall be granted under the Plan to all eligible Non-Employee Directors.

6. NON-DISCRETIONARY GRANTS.

Without any further action of the Board, each Non-Employee Director shall be granted the following Awards:

(A) Initial Grants.  Each person who is elected or appointed, other than on the date of an Annual Meeting, for the first time, to be a Non-Employee Director  automatically shall, upon the date of his or her initial election or appointment to be a Non-Employee Director by the Board or stockholders of the Company (such date, the “Initial Grant Date”), be granted an Initial Grant consisting of a Restricted Stock Award covering that number of shares of Common Stock equal to (1) the product of (a) $100,000 and (b) a fraction, the numerator of which is the number of full months between the Initial Grant Date and first anniversary of the most recent Annual Meeting prior to the Initial Grant Date (rounding down for any partial month) (such period, the “Initial Period”), and the denominator of which is 12, (2) divided by the Fair Market Value of a share of Common Stock on the Initial Grant Date.  Subject to the Participant’s Continuous Service, such Award shall vest in full on the earlier of (a) the first anniversary of the most recent Annual Meeting prior to the Initial Grant Date and (b) the date of the first Annual Meeting following the Initial Grant Date.  The Initial Grant will be subject to the terms of this Plan and the form of Restricted Stock Award Agreement most recently approved by the Board for use under this Plan.  The Initial Grant shall be made in consideration for future services to be rendered to the Company, and no purchase price shall be required to be paid for the shares of Common Stock issued under the Initial Grant, except to the extent required by applicable law, in which case, the par value of each share of Common Stock issued under the Initial Grant shall be deemed to have been paid through past services actually rendered to the Company or an Affiliate.

(B) Annual Grants.  On the day of each Annual Meeting (the “Annual Grant Date”), each person who, at such Annual Meeting, is elected or appointed to serve (or who shall otherwise thereafter continue to serve) as a Non-Employee Director automatically shall be granted an Annual Grant consisting of a Restricted Stock Award covering that number of shares of Common Stock equal to (1) $100,000 divided by (2) the Fair Market Value of a share of Common Stock on the Annual Grant Date.  Subject to the Participant’s Continuous Service, such Award shall vest in full on the date that is the earlier of (a) the first anniversary of the Annual Grant Date and (b) the date of the first Annual Meeting following the Annual Grant Date.  The Annual Grant will be subject to the terms of this Plan and the form of Restricted Stock Award Agreement most recently approved by the Board for use under this Plan.  The Annual Grant shall be made in consideration for future services to be rendered to the Company, and no purchase price shall be required to be paid for the shares of Common Stock issued under the Annual Grant, except to the extent required by applicable law, in which case, the par value of each share of Common Stock issued under the Annual Grant shall be deemed to have been paid through past services actually rendered to the Company or an Affiliate.  Notwithstanding anything to the contrary in this Section 6(b), the maximum number of shares of Common Stock that may be granted pursuant to an Annual Grant of a Restricted Stock Award under this Section 6(b) shall be 15,000 shares.

(C) Holding Period.  Each Initial Grant and Annual Grant made on or after the date of the Company’s Annual Meeting held in 2008 will be subject to a post-vesting holding period, such that the Participant may not sell or otherwise transfer (excluding transfers to family trusts for tax planning purposes for which the Participant is deemed to be the “beneficial owner” of the shares for purposes of the Exchange Act) any of the shares of Common Stock issued under the Award until the earliest of (1) the second anniversary of the vesting date of the Award, (2) the closing of a transaction described in subsection 12(b) below (other than a merger or consolidation for the purpose of a change in domicile), (3) the certification by the Board that the Participant has suffered an Unforeseeable Emergency or (4) the termination of the Participant’s Continuous Service as a result of death or Disability (such period, the “Holding Period”).  Shares sold or withheld by the Company to cover applicable tax withholdings will not be deemed a violation of the Holding Period.  The shares of Common Stock issued pursuant to the Award shall be endorsed with appropriate legends as determined by the Company, and the Participant will enter into such other arrangements as determined reasonably necessary by the Company (including an escrow arrangement) in order to enforce the provisions of this subsection 6(c).

7. OPTION PROVISIONS.

Any Option granted under this Plan shall be in such form and shall contain such terms and conditions as required by the Plan.  Each Option shall contain such additional terms and conditions, not inconsistent with the Plan, as the Board shall deem appropriate.  Each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(A) Term.  No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(B) Exercise.  Each Option shall be exercisable only once it has vested.

(C) Exercise Price.  The exercise price of each Option shall be one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted.  Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Sections 409A and 424(a) of the Code.

(D) Consideration.  The purchase price of stock acquired pursuant to an Option may be paid, to the extent permitted by applicable statutes and regulations and the form of Option Agreement, in any combination of (i) cash or check, (ii) delivery to the Company of other Common Stock, (iii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds, (iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other permitted payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations, or (v) any other form of legal consideration that may be acceptable to the Board.  The purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).  At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

(E) Transferability.  An Option shall not be transferable except (i) by will or by the laws of descent and distribution and (ii) to the further extent permitted under the rules for a Form S-8 registration statement under the Securities Act.  The Option shall be exercisable during the lifetime of the Participant only by the Participant or a permitted transferee.  Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option.

(F) Vesting Generally.  The Board may impose such restrictions or conditions to the vesting of the Award as it, in its sole discretion, deems appropriate and as set forth in Section 6 above or as otherwise set forth in the applicable Award Agreement.

(G) Termination of Continuous Service.  In the event an Participant’s Continuous Service terminates (other than upon the Participant’s death or Disability), the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.  If, after termination, the Participant does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(H) Extension of Termination Date.  If the exercise of the Option following the termination of the Participant’s Continuous Service (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 7(a) or (ii) the expiration of a period of three (3) months after the termination of the Participant’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(I) Disability of Participant.  In the event an Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination or (ii) the expiration of the term of the Option as set forth in the Option Agreement.  If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate.

(J) Death of Participant.  In the event (i) an Participant’s Continuous Service terminates as a result of the Participant’s death or (ii) the Participant dies within the three-month period after the termination of the Participant’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Participant was entitled to exercise the Option as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant’s death, but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death or (2) the expiration of the term of such Option as set forth in the Option Agreement.  If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

8. Provisions of Stock Awards other than Options.

(A) Restricted Stock Awards.  Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as required by the Plan and such additional terms and conditions, not inconsistent with the Plan, as the Board shall deem appropriate.  To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board.  The terms and conditions of Restricted Stock Award Agreements shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Purchase Price.  The Board will determine the price to be paid, if any, by the Participant for each share of Common Stock subject to the Award.  To the extent required by applicable law, the price to be paid by the Participant for each share of the Award will not be less than the par value of a share of Common Stock.

(ii) Consideration.  A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company; (B) past or future services actually or to be rendered to the Company or an Affiliate; or (C) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(iii) Vesting.  The Board may impose such restrictions or conditions to the vesting of the Award as it, in its sole discretion, deems appropriate and as set forth in Section 6 above or as otherwise set forth in the applicable Award Agreement.

(iv) Termination of Participant’s Continuous Service.  In the event that a Participant’s Continuous Service terminates, the Company shall have the right, but not the obligation, to repurchase or otherwise reacquire, any or all of the shares of Common Stock held by the Participant that have not vested under the Award as of the date of termination under the terms of the Award Agreement.  At the Board’s election, the price paid for all shares of Common Stock so repurchased or reacquired by the Company may be at the lesser of: (A) the Fair Market Value on the relevant date, or (B) the Participant’s original cost for such shares.  The Company shall not be required to exercise its repurchase or reacquisition option until at least six (6) months (or such longer or shorter period of time necessary to avoid a charge to earnings for financial accounting purposes) have elapsed following the Participant’s purchase of the shares of Common Stock acquired pursuant to the Award unless otherwise determined by the Board or provided in the Award Agreement.

(v) Transferability.  Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award remains subject to the terms of the Restricted Stock Award Agreement.

(B) Restricted Stock Unit Awards.  Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as required by the Plan and such additional terms and conditions, not inconsistent with the Plan, as the Board shall deem appropriate.  The terms and conditions of Restricted Stock Unit Award Agreements shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration.  The Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award.  The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting.  The Board may impose such restrictions or conditions to the vesting of the Award as it, in its sole discretion, deems appropriate and as set forth in Section 6 above or as otherwise set forth in the applicable Award Agreement.

(iii) Payment.  A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions.  At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents.  Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.  At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board.  Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service.  Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited without consideration upon the Participant’s termination of Continuous Service.

9. COVENANTS OF THE COMPANY.

(A) Availability of Shares.  During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

(B) Securities Law Compliance.  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any stock issued or issuable pursuant to any such Award.  If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Awards unless and until such authority is obtained.

10. USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock pursuant to Awards shall constitute general funds of the Company.

11. MISCELLANEOUS.

(A) Stockholder Rights.  No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Award unless and until such Particpant has satisfied all requirements for exercise of the Award pursuant to its terms.

(B) No Service Rights.  Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company as a Non-Employee Director or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(C) Investment Assurances.  The Company may require an Participant, as a condition of exercising or acquiring stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring the stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the stock.  The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (iii) the issuance of the shares upon the exercise or acquisition of stock under the Award has been registered under a then currently effective registration statement under the Securities Act or (iv) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.  The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

(D) Withholding Obligations.  The Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

(E) Electronic Delivery.  Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

(F) Deferrals.  To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants.  Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee.  The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(G) Compliance with Section 409A.  To the extent that the Board determines that any Award granted under the Plan is, or may reasonably be, subject to Section 409A of the Code (together, with any state law of similar effect, “Section 409A”), the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences described in Section 409A(a)(1) of the Code (or any similar provision).  To the extent applicable and permitted by law, the Plan and Award Agreements shall be interpreted in accordance with Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date.

Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Board determines that any Award is, or may reasonably be, subject to Section 409A and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Board may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A and related Department of Treasury guidance.

In addition, and except as otherwise set forth in the applicable Award Agreement, if the Company determines that any Award granted under this Plan constitutes, or may reasonably constitute, “deferred compensation” under Section 409A and the Participant is a “specified employee” of the Company at the relevant date, as such term is defined in Section 409A(a)(2)(B)(i) (a “Specified Employee”), then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A, the time at which cash payments shall be paid, or shares of Common Stock issued, to such Participant shall be automatically delayed as follows:  on the earlier to occur of (A) the date that is six months and one day after the date of termination of the Participant’s Continuous Service or (B) the date of the Participant’s death (such earlier date, the “Delayed Initial Payment Date”), the Company shall (I) pay to the Participant a lump sum amount equal to the sum of the cash payments, and issue to the Participant that number of shares of Common Stock, that the Participant would otherwise have received through the Delayed Initial Payment Date if such issuance or payment had not been delayed pursuant to this Section 11(g), in each case, without liability to the Participant for interest during such period of delay, and (II) commence paying or issuing the balance of the amounts due under the Award in accordance with the applicable schedules set forth in the Award Agreement.

Notwithstanding anything to the contrary contained herein, neither the Company nor any of its Affiliates shall be responsible for, or required to reimburse or otherwise make any participant whole for, any tax or penalty imposed on, or losses incurred by, any Participant that arises in connection with the potential or actual application of Section 409A to any Award granted hereunder.

12. ADJUSTMENTS UPON CHANGES IN STOCK.

(A) Capitalization Adjustments.  If any change is made in the shares of Common Stock subject to the Plan, or subject to any Award (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject both to the Plan pursuant to subsection 4(a) and to the nondiscretionary Awards specified in Section 6, and the outstanding Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Awards.  The Board shall make such adjustments, and its determination shall be final, binding and conclusive.  (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(B) Change in Control.  In the event of a: (1) a dissolution, liquidation or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then: (i) any surviving corporation or acquiring corporation shall assume any Awards outstanding under the Plan or shall substitute similar awards (including an option to acquire the same consideration paid to the stockholders in the transaction described in this subsection 12(b)) for those outstanding under the Plan, or (ii) in the event any surviving corporation or acquiring corporation refuses to assume such Awards or to substitute similar awards for those outstanding under the Plan, (A) with respect to Awards held by persons then performing services as Employees, Directors or Consultants, the vesting of such Awards (and, if applicable, the time during which such Awards may be exercised) shall be accelerated prior to such event and the Awards terminated if not exercised after such acceleration and at or prior to such event, and (B) with respect to any other Awards outstanding under the Plan, such Awards shall be terminated if not exercised (if applicable) prior to such event.

(C) Acceleration of Vesting.

(i) Awards Granted Prior to the Annual Meeting in 2008.  In the event of any transaction described in subsection 12(b) (other than a merger or consolidation for the purpose of a change in domicile) and subject to any limitation set forth in an Award, with respect to Awards granted under this Plan prior to the Annual Meeting held in 2008, which Awards are held by persons then performing Continuous Service, the vesting of such Awards shall be automatically accelerated immediately prior to such transaction such that each such Award shall be exercisable for such number of vested shares that would have been vested in the ordinary course as of the date one year following the date of the transaction.  In the event the Award Agreement covering such an Award make different provisions for acceleration of vesting due to a transaction described in subsection 12(b) or a similar transaction, the acceleration provisions of this subsection 12(c)(i) shall not be applicable to such Award.

(ii) Awards Granted At or After the Annual Meeting in 2008.  In the event of any transaction described in subsection 12(b) (other than a merger or consolidation for the purpose of a change in domicile) and subject to any limitation set forth in an Award, with respect to Awards granted under this Plan at or after the Annual Meeting held in 2008, which Awards are held by persons then performing Continuous Service, the vesting of such Awards shall be automatically accelerated in full as of immediately prior to such transaction.  In the event the Award Agreement covering such an Award make different provisions for acceleration of vesting due to a transaction described in subsection 12(b) or a similar transaction, the acceleration provisions of this subsection 12(c)(ii) shall not be applicable to such Award.

13. AMENDMENT OF THE PLAN AND AWARDS.

(A) Amendment of Plan.  The Board at any time, and from time to time, may amend the Plan.  However, except as provided in Section 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

(B) Stockholder Approval.  The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.

(C) No Impairment of Rights.  Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(D) Amendment of Awards.  The Board at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

14. TERMINATION OR SUSPENSION OF THE PLAN.

(A) Plan Term.  The Board may suspend or terminate the Plan at any time.  No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(B) No Impairment of Rights.  Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the Participant.

15. EFFECTIVE DATE OF PLAN.

The Plan became effective on February 14, 2000, the effective date of the initial public offering of the Common Stock.

16. CHOICE OF LAW.

All questions concerning the construction, validity and interpretation of this Plan shall be governed by the law of the State of Delaware, without regard to such state’s conflict of laws rules.